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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 33-48364), (ii) the Registration Statement on Form S-8 (File No. 33-66306) and (iii) the Registration Statement on Form S-3 (File No. 33-59734) of our reports dated September 9, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pharmaceutical Marketing Services Inc. and Subsidiaries as of June 30, 1996 and 1997, and the years ended June 30, 1995, 1996 and 1997, which reports are included in this Form 10-K.









                                                        COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
September 15, 1997